SLM Student Loan Trust 1999-3
Quarterly Servicing Report
Report Date: 6/30/2004 Reporting Period: 4/1/04-6/30/04

I.  Deal Parameters

	Student Loan Portfolio Characteristics		3/31/2004	Activity	6/30/2004
A	i	Portfolio Balance	$726,332,066.99	$32,185,767.43	$694,146,299.56
	ii	Interest to be Capitalized	4,853,650.64		4,304,345.05

	iii	Total Pool	$731,185,717.63		$698,450,644.61
	iv	Specified Reserve Account Balance	—		—

	v	Total Adjusted Pool	$731,185,717.63		$698,450,644.61

B	i	Weighted Average Coupon (WAC)	4.172%		4.177%
	ii	Weighted Average Remaining Term	92.69		91.58
	iii	Number of Loans	260,328		252,069
	iv	Number of Borrowers	111,662		107,773

	Notes and Certificates			Spread	Balance 4/26/04	% of Pool	Balance 7/26/04	% of Pool
C	i	A-1 Notes	78442GBP0	0.08%	$—	0.000%	$—	0.000%
	ii	A-2 Notes	78442GBQ8	0.16%	658,885,717.63	90.112%	626,150,644.61	89.649%
	iii	Certificates	78442GBR6	0.40%	72,300,000.00	9.888%	72,300,000.00	10.351%

	iv	Total Notes and Certificates			$731,185,717.63	100.000%	$698,450,644.61	100.000%

	Reserve Account		4/26/2004	7/26/2004
D	i	Required Reserve Acct Deposit (%)	0.25%	0.25%
	ii	Reserve Acct Initial Deposit ($)
	iii	Specified Reserve Acct Balance ($)	$1,827,964.29	$1,746,126.61
	iv	Reserve Account Floor Balance ($)	$2,002,569.00	$2,002,569.00
	v	Current Reserve Acct Balance ($)	$2,002,569.00	$2,002,569.00

II. 1999-3 Transactions from: 4/1/2004 through: 6/30/2004

A	Student Loan Principal Activity
	i	Regular Principal Collections	$29,486,122.74
	ii	Principal Collections from Guarantor	5,587,603.97
	iii	Principal Reimbursements	86,906.59
	iv	Other System Adjustments	0.00

	v	Total Principal Collections	$35,160,633.30

B	Student Loan Non-Cash Principal Activity
	i	Other Adjustments	$90,933.07
	ii	Capitalized Interest	(3,065,798.94)

	iii	Total Non-Cash Principal Activity	$(2,974,865.87)

C	Total Student Loan Principal Activity		$32,185,767.43

D	Student Loan Interest Activity
	i	Regular Interest Collections	$3,289,257.63
	ii	Interest Claims Received from Guarantors	251,950.88
	iii	Collection Fees/Returned Items	36,417.21
	iv	Late Fee Reimbursements	224,999.26
	v	Interest Reimbursements	23,809.53
	vi	Other System Adjustments	0.00
	vii	Special Allowance Payments	(461.55)
	viii	Subsidy Payments	783,002.98

	ix	Total Interest Collections	$4,608,975.94

E	Student Loan Non-Cash Interest Activity
	i	Interest Accrual Adjustment	2,449.94
	ii	Capitalized Interest	3,065,798.94

	iii	Total Non-Cash Interest Adjustments	$3,068,248.88

F	Total Student Loan Interest Activity		$7,677,224.82

G.	Non-Reimbursable Losses During Collection Period		$87,844.71

H.	Cumulative Non-Reimbursable Losses to Date		$2,113,168.34

III. 1999-3 Collection Account Activity 4/1/2004 through 6/30/2004

A	Principal Collections
	i	Principal Payments Received	$26,178,373.25
	ii	Consolidation Principal Payments	$8,895,353.46
	iii	Reimbursements by Seller	4,454.59
	iv	Borrower Benefits Reimbursed	10,124.11
	v	Reimbursements by Servicer	2,024.91
	vii	Re-purchased Principal	70,302.98

	viii	Total Principal Collections	$35,160,633.30

B	Interest Collections
	i	Interest Payments Received	$4,231,248.10
	ii	Consolidation Interest Payments	$92,501.84
	iii	Reimbursements by Seller	431.12
	iv	Borrower Benefits Reimbursed	728.53
	v	Reimbursements by Servicer	17,519.03
	vi	Re-purchased Interest	5,130.85
	vii	Collection Fees/Returned Items	36,417.21
	viii	Late Fees	224,999.26

	ix	Total Interest Collections	$4,608,975.94

C	Other Reimbursements		368,556.57

D	Administrator Account Investment Income		$0.00

E	Return funds borrowed for previous distribution		$—

	TOTAL FUNDS RECEIVED		$40,138,165.81
	LESS FUNDS PREVIOUSLY REMITTED:
		Servicing Fees	$(1,080,129.31)
		Consolidation Loan Rebate Fees	(311.36)
F	TOTAL FUNDS TRANSFERRED TO COLLECTION ACCOUNT		$39,057,725.14

G	Servicing Fee Calculation-Current Month
	i	Primary Servicing Fee — Non-Consolidation Loans	$527,068.12
	ii	Primary Servicing Fee — Consolidation Loans	71.68

H	Servicing Fees Due for Current Period		$527,139.80

I	Carryover Servicing Fees Due		$0.00

J	Administration Fees Due		$20,000.00

K	Total Fees Due for Period		$547,139.80

IV. 1999-3	Portfolio Characteristics

	Weighted Avg Coupon		# of Loans		% *		Principal Amount		% *
STATUS	3/31/04	6/30/04	3/31/04	6/30/04	3/31/04	6/30/04	3/31/04	6/30/04	3/31/04	6/30/04
INTERIM:
In School
Current	3.709%	3.744%	4,268	3,271	1.639%	1.298%	$14,086,490.88	$11,141,527.51	1.939%	1.605%

Grace
Current	3.860%	3.732%	1,009	1,247	0.388%	0.495%	$3,252,509.61	$3,805,789.82	0.448%	0.548%

TOTAL INTERIM	3.737%	3.741%	5,277	4,518	2.027%	1.792%	$17,339,000.49	$14,947,317.33	2.387%	2.153%
REPAYMENT
Active
Current	4.264%	4.262%	156,971	152,803	60.297%	60.620%	$372,663,829.17	$357,360,664.93	51.308%	51.482%
31-60 Days Delinquent	4.286%	4.271%	9,424	9,246	3.620%	3.668%	$30,318,201.28	$27,903,295.64	4.174%	4.020%
61-90 Days Delinquent	4.287%	4.287%	5,250	5,818	2.017%	2.308%	$17,747,931.61	$18,438,629.53	2.444%	2.656%
91-120 Days Delinquent	4.244%	4.250%	3,780	3,871	1.452%	1.536%	$14,067,284.24	$13,264,404.80	1.937%	1.911%
> 120 Days Delinquent	4.316%	4.279%	8,837	10,797	3.395%	4.283%	$30,779,210.93	$38,619,611.46	4.238%	5.564%

Deferment
Current	3.735%	3.734%	36,667	32,837	14.085%	13.027%	$114,300,912.90	$102,257,834.30	15.737%	14.731%

Forbearance
Current	4.264%	4.271%	32,947	30,944	12.656%	12.276%	$125,246,282.81	$117,418,745.84	17.244%	16.916%
TOTAL REPAYMENT	4.182%	4.185%	253,876	246,316	97.522%	97.718%	$705,123,652.94	$675,263,186.50	97.081%	97.280%
Claims in Process (1)	4.335%	4.406%	1,166	1,223	0.448%	0.485%	$3,822,890.73	$3,904,083.39	0.526%	0.562%
Aged Claims Rejected (2)	4.385%	4.525%	9	12	0.003%	0.005%	$46,522.83	$31,712.34	0.006%	0.005%
GRAND TOTAL	4.172%	4.177%	260,328	252,069	100.000%	100.000%	$726,332,066.99	$694,146,299.56	100.000%	100.000%

(1)	Claims filed and unpaid; includes claims rejected aged less than 6 months.
(2)	Claims rejected (subject to cure) aged 6 months or more; also includes claims deemed incurable pending repurchase.

*Percentages may not total 100% due to rounding.

V. 1999-3 Portfolio Characteristics by School and Program

LOAN TYPE	WAC	# Loans	$ Amount	%

- GSL - Subsidized	4.211%	164,381	$404,526,911.53	58.277%
- GSL - Unsubsidized	4.114%	71,595	$229,572,219.28	33.073%
- PLUS Loans	4.149%	13,809	$52,803,196.48	7.607%
- SLS Loans	4.192%	2,276	$7,072,087.45	1.019%
- Consolidation Loans:	8.127%	8	$171,884.82	0.025%

- Total	4.177%	252,069	$694,146,299.56	100.000%

SCHOOL TYPE	WAC	# Loans	$ Amount	%

-Four Year	4.180%	206,839	$599,371,567.51	86.347%
-Two Year	4.143%	35,175	$73,024,834.29	10.520%
-Technical	4.187%	10,013	$21,540,031.90	3.103%
-Other	7.680%	42	$209,865.86	0.030%

- Total	4.177%	252,069	$694,146,299.56	100.000%

*Percentages may not total 100% due to rounding.

VI. 1999-3 Interest Calculation

A	Borrower Interest Accrued During Collection Period		$6,256,631.82
B	Interest Subsidy Payments Accrued During Collection Period		737,264.41
C	SAP Payments Accrued During Collection Period		9,888.00
D	INV Earnings Accrued for Collection Period (RESERVE & COLLECTION ACCTS)		101,516.84
E	Investment Earnings (ADMINISTRATOR ACT)		0.00

F	Net Expected Interest Collections		$7,105,301.07

G	Student Loan Rate
	i	Days in Calculation Period	91
	ii	Days in Year	360
	iii	Net Expected Interest Collections	$7,105,301.07
	iv	Primary Servicing Fee	$1,607,269.11
	v	Administration Fee	$20,000.00
	vi	Total Pool Balance at Beginning of Collection Period	$731,185,717.63
	vii	Student Loan Rate	2.96386%

		Accrued
		Int Factor	Accrual Period
H	Class A-1 Libor Based Interest Rate
I	Class A-1 Interest Rate	0.000000000	(4/26/04-7/26/04)	0.00000%
J	Class A-2 Libor Based Interest Rate
K	Class A-2 Interest Rate	0.003361944	(4/26/04-7/26/04)	1.33000%
L	Certificate Libor Based Rate of Return
M	Certificate Rate of Return	0.003968611	(4/26/04-7/26/04)	1.57000%

VII. 1999-3 Inputs From Previous Quarterly Servicing Reports 3/31/2004

A	Total Student Loan Pool Outstanding
	i	Portfolio Balance		$726,332,066.99
	ii	Interest To Be Capitalized		4,853,650.64

	iii	Total Pool		$731,185,717.63
	iv	Specified Reserve Account Balance		—

	v	Total Adjusted Pool		$731,185,717.63

B	Total Note and Certificate Factor			0.35480673410
C	Total Note and Certificate Balance			$731,185,717.63

D	Note Balance 4/26/2004		Class A-1	Class A-2	Certificates

	i	Current Factor	0.0000000000	0.8372118394	1.0000000000
	ii	Expected Note Balance	$0.00	$658,885,717.63	$72,300,000.00
E	Note Principal Shortfall		$0.00	$0.00	$0.00
F	Interest Shortfall		$0.00	$0.00	$0.00
G	Interest Carryover		$0.00	$0.00	$0.00

H	Reserve Account Balance		$2,002,569.00
I	Unpaid Primary Servicing Fees from Prior Month(s)		$0.00
J	Unpaid Administration fees from Prior Quarter(s)		$0.00
K	Unpaid Carryover Servicing Fees from Prior Quarter(s)		$0.00
L	Interest Due on Unpaid Carryover Servicing Fees		$0.00

VIII. 1999-3 Waterfall for Distributions

				Remaining
				Funds Balance
A	Total Available Funds ( Sections III-F + VI-D )		$39,159,241.98	$39,159,241.98

B	Primary Servicing Fees-Current Month		$527,139.80	$38,632,102.18

C	Administration Fee		$20,000.00	$38,612,102.18

D	Noteholder’s Interest Distribution Amount
	i	Class A-1	$0.00	$38,612,102.18
	ii	Class A-2	$2,215,137.18	$36,396,965.00

	iii	Total Noteholder’s Interest Distribution	$2,215,137.18

E	Certificateholder’s Return Distribution Amount		$286,930.58	$36,110,034.42

F	Noteholder’s Principal Distribution Amount Paid
	i	Class A-1	$0.00	$36,110,034.42
	ii	Class A-2	$32,735,073.02	$3,374,961.40

	iii	Total Noteholder’s Principal Distribution	$32,735,073.02

G	Certificateholder’s Balance Distribution Amount		$0.00	$3,374,961.40

H	Increase to the Specified Reserve Account Balance		$0.00	$3,374,961.40

I	Carryover Servicing Fees		$0.00	$3,374,961.40

J	Noteholder’s Interest Carryover
	i	Class A-1	$0.00	$3,374,961.40
	ii	Class A-2	$0.00	$3,374,961.40

	v	Total Noteholder’s Interest Carryover	$0.00

K	Certificateholder’s Return Carryover		$0.00	$3,374,961.40

L	Excess to Reserve Account		$3,374,961.40	$0.00

IX. 1999-3 Distributions

A	Distribution Amounts			Class A-1	Class A-2	Certificates
	i	Quarterly Interest Due		$0.00	$2,215,137.18	$286,930.58
	ii	Quarterly Interest Paid		0.00	2,215,137.18	286,930.58

	iii	Interest Shortfall		$0.00	$0.00	$0.00

	iv v	Interest Carryover Due Interest Carryover Paid		$0.00 0.00	$0.00 0.00	$0.00 0.00

	vi	Interest Carryover		$0.00	$0.00	$0.00

	vii viii	Quarterly Principal Due Quarterly Principal Paid		$0.00 0.00	$32,735,073.02 32,735,073.02	$0.00 0.00

	ix	Quarterly Principal Shortfall		$0.00	$0.00	$0.00

	x	Total Distribution Amount		$0.00	$34,950,210.20	$286,930.58

B	Principal Distribution Reconciliation
	i	Notes and Certificates Principal Balance 6/30/04		$731,185,717.63
	ii	Adjusted Pool Balance 6/30/04		698,450,644.61

	iii	Adjusted Pool Exceeding Notes and Certificate Balance (i - ii)		$32,735,073.02

	iv	Adjusted Pool Balance 3/31/04		$731,185,717.63
	v	Adjusted Pool Balance 6/30/04		698,450,644.61

	vi	Current Principal Due (iv - v)		$32,735,073.02
	vii	Principal Shortfall from Previous Collection Period		—

	viii	Principal Distribution Amount (vi + vii)		$32,735,073.02

	ix	Principal Distribution Amount Paid		$32,735,073.02

	x	Principal Shortfall (viii - ix)		$(0.00)

C		Total Principal Distribution		$32,735,073.02
D		Total Interest Distribution		2,502,067.76

E		Total Cash Distributions - Note and Certificates		$35,237,140.78

F	Note & Certificate Balances			4/26/2004	7/26/2004
	i	A-1 Note Balance	78442GBP0	$—	$—
		A-1 Note Pool Factor		0.0000000000	0.0000000000

	ii	A-2 Note Balance	78442GBQ8	$658,885,717.63	$626,150,644.61
		A-2 Note Pool Factor		0.8372118394	0.7956170834

	v	Certificate Balance	78442GBR6	$72,300,000.00	$72,300,000.00
		Certificate Pool Factor		1.0000000000	1.0000000000

G	Reserve Account Reconciliation
	i	Beginning of Period Balance			$2,002,569.00
	ii	Deposits to correct Shortfall			$—
	iii	Deposits from Excess Servicing			$3,374,961.40

	iv	Total Reserve Account Balance Available			$5,377,530.40
	v	Required Reserve Account Balance			$2,002,569.00

	vi	Shortfall Carried to Next Period			$—
	vii	Excess Reserve - Release to SLM Corp.			$3,374,961.40
	viii	Ending Reserve Account Balance			$2,002,569.00

X.  1999-3 Historical Pool Information

					2003	2002	2001	2000	1999
			4/1/04-6/30/04	1/1/04-3/31/04	1/1/03-12/31/03	1/1/02-12/31/02	1/01/01-12/31/01	1/1/00-12/31/00	9/20/99-12/31/99
Beginning Student Loan Portfolio Balance			$788,274,114.09	$788,274,114.09	$1,118,708,755.65	$1,488,269,390.60	$1,745,328,896.00	$1,930,355,647.26	$1,956,892,736.04

	Student Loan Principal Activity
	i	Regular Principal Collections	$29,486,122.74	$58,567,590.17	$259,460,393.36	$160,514,028.35	$195,122,187.87	$163,679,449.61	$42,593,407.02
	ii	Principal Collections from Guarantor	5,587,603.97	6,296,243.65	$29,262,781.53	33,337,501.70	$39,274,273.92	23,174,941.29	887,980.90
	iii	Principal Reimbursements	86,906.59	176,466.61	$59,952,267.26	206,480,790.51	$65,947,306.01	51,382,294.30	11,926,911.71
	iv	Other System Adjustments	—	—	—	—	$—	—	—

	v	Total Principal Collections	$35,160,633.30	$65,040,300.43	$348,675,442.15	$400,332,320.56	$300,343,767.80	$238,236,685.20	$55,408,299.63
	Student Loan Non-Cash Principal Activity
	i	Other Adjustments	$90,933.07	$105,308.51	$2,207,490.70	$3,950,984.68	$1,980,865.69	$3,931,037.11	$1,260,687.43
	ii	Capitalized Interest	(3,065,798.94)	(3,203,561.84)	(20,448,291.29)	(34,722,670.29)	(45,265,128.09)	(57,140,971.05)	(30,131,898.28)

	iii	Total Non-Cash Principal Activity	$(2,974,865.87)	$(3,098,253.33)	$(18,240,800.59)	$(30,771,685.61)	$(43,284,262.40)	$(53,209,933.94)	$(28,871,210.85)

(-)	Total Student Loan Principal Activity		$32,185,767.43	$61,942,047.10	$330,434,641.56	$369,560,634.95	$257,059,505.40	$185,026,751.26	$26,537,088.78

	Student Loan Interest Activity
	i	Regular Interest Collections	$3,289,257.63	$3,817,499.72	$21,660,184.05	$40,375,792.10	$65,677,369.71	$74,599,595.59	$19,883,196.92
	ii	Interest Claims Received from Guarantors	251,950.88	301,803.15	$1,710,721.91	$2,348,440.93	$3,126,609.16	1,578,825.78	16,739.72
	iii	Collection Fees/Returned Items	36,417.21	46,583.96	$133,414.42	$46,948.39	$—	—	—
	iv	Late Fee Reimbursements	224,999.26	297,447.04	$1,079,030.85	$1,108,969.68	$1,447,395.85	1,423,561.76	355,324.47
	v	Interest Reimbursements	23,809.53	12,291.12	$508,270.90	$1,911,039.61	$837,318.74	646,565.97	180,344.68
	vi	Other System Adjustments	—	—	$—	$—	$—	(2,074.08)	—
	vii	Special Allowance Payments	(461.55)	(452.75)	$(1,499.42)	$(5,025.42)	$3,748,389.84	16,819,961.82	—
	viii	Subsidy Payments	783,002.98	851,276.82	5,056,177.34	9,821,426.47	$17,899,644.97	27,288,983.07	—

	ix	Total Interest Collections	$4,608,975.94	$5,326,449.06	$30,146,300.05	$55,607,591.76	$92,736,728.27	$122,355,419.91	$20,435,605.79
	Student Loan Non-Cash Interest Activity
	i	Interest Accrual Adjustment	$2,449.94	$3,251.57	$(1,683,055.03)	$(3,318,804.22)	$(1,179,564.19)	$(3,486,324.45)	$(1,246,353.61)
	ii	Capitalized Interest	3,065,798.94	3,203,561.84	20,448,291.29	34,722,670.29	45,265,128.09	57,140,971.05	30,131,898.28

	iii	Total Non-Cash Interest Adjustments	$3,068,248.88	$3,206,813.41	$18,765,236.26	$31,403,866.07	$44,085,563.90	$53,654,646.60	$28,885,544.67

	Total Student Loan Interest Activity		$7,677,224.82	$8,533,262.47	$48,911,536.31	$87,011,457.83	$136,822,292.17	$176,010,066.51	$49,321,150.46
(=)	Ending Student Loan Portfolio Balance		$756,088,346.66	$726,332,066.99	$788,274,114.09	$1,118,708,755.65	$1,488,269,390.60	$1,745,328,896.00	$1,930,355,647.26
(+)	Interest to be Capitalized		$4,304,345.05	$4,853,650.64	$5,196,846.59	$8,670,285.45	$14,925,065.69	$19,174,844.30	$28,660,346.37

(=)	TOTAL POOL		$760,392,691.71	$731,185,717.63	$793,470,960.68	$1,127,379,041.10	$1,503,194,456.29	$1,764,503,740.30	$1,959,015,993.63

(+)	Reserve Account Balance		$—	$—	$—	$2,818,447.60	$3,757,986.14	$4,411,259.35	$4,897,539.98

(=)	Total Adjusted Pool		$760,392,691.71	$731,185,717.63	$795,473,529.68	$1,130,197,488.70	$1,506,952,442.43	$1,768,914,999.65	$1,963,913,533.61

XI. 1999-3 Payment History and CPRs

Distribution	Actual	Since Issued
Date	Pool Balances	CPR *

Jan-00	$1,959,015,994	3.45%
Apr-00	$1,915,162,711	3.82%
Jul-00	$1,868,491,889	3.95%
Oct-00	$1,815,273,593	4.31%
Jan-01	$1,764,503,740	4.39%
Apr-01	$1,718,565,106	4.20%
Jul-01	$1,663,872,891	4.30%
Oct-01	$1,595,569,258	4.77%
Jan-02	$1,503,194,456	5.80%
Apr-02	$1,415,980,584	6.55%
Jul-02	$1,346,848,831	6.80%
Oct-02	$1,229,125,117	8.23%
Jan-03	$1,127,379,041	9.25%
Apr-03	$1,035,662,513	10.03%
Jul-03	$988,031,451	9.73%
Oct-03	$860,834,698	11.41%
Jan-04	$793,470,961	11.70%
Apr-04	$731,185,718	11.91%
Jul-04	$698,450,645	11.41%

* “Since Issued CPR” is based on the current period’s ending pool balance calculated against the original pool balance and assuming cutoff date pool data.